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            Exhibit 8.1 - Opinion of McGuireWoods LLP - Tax Matters



                                February 1. 2002



Tyler International Funding, Inc.
Third Floor, Suite 287
2 Reid Street
Hamilton HM 11
Bermuda

                      Circuit City Credit Card Master Trust
                             Asset Backed Securities
                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

     We have acted as special tax counsel to Tyler International Funding, Inc., a Delaware corporation ("Tyler Funding"), and the Circuit City Credit Card Master Trust (the "Trust") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") registering Asset Backed Securities representing undivided interests in certain assets of the Trust (the "Securities"). As described in the Registration Statement, the Securities of a particular series will be issued pursuant to the Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001 (the "Pooling and Servicing Agreement") among Tyler Funding, as Transferor, First North American National Bank ("FNANB"), as Transferor under the Prior Agreement and as Servicer, and Bankers Trust Company, as Trustee (the "Trustee"), and a related Series Supplement to the Pooling and Servicing Agreement (a "Series Supplement") among Tyler Funding, as Transferor, FNANB, as Transferor under the Prior Agreement and as Servicer, and the Trustee.

     In connection with our engagement, we have made such legal and factual examinations and inquiries and have examined the Registration Statement, including the prospectus relating to the Securities (the "Prospectus") and the form of prospectus supplement relating to the Securities (the "Prospectus Supplement") included therein, and such corporate records, certificates and other documents as we have deemed necessary or advisable for purposes of this opinion. We are generally familiar with the actions required to be taken in connection with the proposed authorization, issuance and sale of any series of Securities.
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     The opinion expressed herein is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, proposed, temporary and final Treasury regulations and other applicable authorities. The statutory provisions, regulations and interpretations upon which such opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be asserted by the Internal Revenue Service.

     Based upon and subject to the foregoing, we hereby confirm that the statements set forth under the caption "Material Federal Income Tax Consequences" in the Prospectus and the statements set forth under the captions "Series 2002-[__] Summary - Tax Status of the Offered Certificates and the Trust" and "Material Federal Income Tax Consequences" in the Prospectus Supplement, insofar as such statements constitute matters of law or legal conclusions with respect thereto and except to the extent qualified therein, constitute our opinion as to the material federal income tax consequences of the purchase, ownership and disposition of the Securities, and we expressly adopt them as such.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to McGuireWoods LLP under the caption "Material Federal Income Tax Consequences" in the Prospectus and under the captions "Series 2002-[__] Summary - Tax Status of the Offered Certificates and the Trust" and "Material Federal Income Tax Consequences" in the Prospectus Supplement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,



                                            /s/ McGuireWoods LLP